RYDEX DYNAMIC FUNDS

Amended and Restated Rule 18f-3 Multiple Class Plan

(the “Multiple Class Plan”)

August 28, 2000, as amended and restated May 26, 2021

Rydex Dynamic Funds (the “Trust”), a registered investment company that currently consists of a number of separately managed funds, has elected to rely on Rule 18f-3 under the Investment Company Act of 1940, as amended (the “1940 Act”), in offering multiple classes of shares in each fund listed on Schedule A hereto (each a “Fund” and, collectively, the “Funds”).

A.	Attributes of Share Classes

1.

The rights of each class of shares of the Funds shall be as set forth in the respective Certificate of Class Designation for each class (each a “Certificate”) as each such Certificate is approved by the Trust’s Board of Trustees (the “Board”) and as attached hereto as Exhibits.

2.

With respect to each class of shares created hereunder, each share of a Fund will represent an equal pro rata interest in the Fund and will have identical terms and conditions, except that: (i) each new class will have a different class name (or other designation) that identifies the class as separate from any other class; (ii) each class will be offered and sold only to investors meeting the qualifications set forth in the Certificate and disclosed in the Trust’s then-current registration statement; (iii) each class will separately bear any distribution fees that are payable in connection with a distribution plan adopted pursuant to Rule 12b-1 under the 1940 Act (a “Distribution Plan”), and separately bear any other service fees (“service fees”) that are payable under any service agreement entered into with respect to that class which are not contemplated by or within the scope of the Distribution Plan; (iv) each class may bear, consistent with rulings and other published statements of position by the Internal Revenue Service, the expenses of the Fund’s operations which are directly attributable to such class (“Class Expenses”); and (v) shareholders of each class will have exclusive voting rights regarding any matter (such as a Distribution Plan or service agreement relating to a class) submitted to shareholders that relates solely to such class, and will have separate voting rights on any matter submitted to shareholders in which the interests of that class differ from the interests of any other class.

B.	Expense Allocations

With respect to each Fund, the expenses of each class shall be allocated as follows: (i) any Rule 12b-1 fees relating to a particular class of shares associated with a Distribution Plan or service fees relating to a particular class of shares are (or will be) borne exclusively by that class; (ii) any incremental transfer agency fees relating to a particular class are (or will be) borne exclusively by that class; and (iii) Class Expenses relating to a particular class are (or will be) borne exclusively by that class. Non-class specific expenses shall be allocated in accordance with Rule 18f-3(c).

C.	Amendment of Plan; Periodic Review

This Multiple Class Plan must be amended to properly describe (through additional exhibits hereto) each new class of shares upon its approval by the Board.

The Board, including a majority of the Trustees who are not “interested persons” of the Trust as defined in the 1940 Act (the “Independent Trustees”), must periodically review this Multiple Class Plan for its continued appropriateness, and must approve any material amendment of the Multiple Class Plan as it relates to any class of any Fund covered by the Multiple Class Plan. In approving any material amendment to the Multiple Class Plan, the Trustees, including a majority of the Independent Trustees, must find that the amendment is in the best interests of each class individually and the Trust as a whole.

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Exhibit A

RYDEX DYNAMIC FUNDS

CERTIFICATE OF CLASS DESIGNATION

CLASS C SHARES

1.        CLASS-SPECIFIC DISTRIBUTION ARRANGEMENTS; OTHER EXPENSES.

Class C shares are subject to asset-based fees under a Distribution and Shareholder Services Plan (the “Class C Plan”) adopted by the Board of Trustees pursuant to Rule 12b-1 of the Investment Company Act of 1940. Pursuant to the Class C Plan, the Trust, on behalf of each applicable Fund, will make monthly payments to Guggenheim Funds Distributors, LLC (the “Distributor”) and other firms that provide distribution services (“Service Providers”), at an annual rate of up to 0.75% of each Fund’s average daily net assets attributable to Class C shares. The annual 0.75% distribution fee will be used to reimburse the Distributor for paying Service Providers that offer and sell Class C shares of the Funds an on-going sales commission. The Distributor will advance the first year service and distribution fees. The Trust, on behalf of each applicable Fund, will make monthly payments to Service Providers for providing shareholder services under the Class C Plan at an annual rate of 0.25% of each Fund’s average daily net assets attributable to Class C shares, as compensation for providing some or all of the following shareholder services: (i) maintaining accounts relating to Clients that invest in Class C shares; (ii) arranging for bank wires; (iii) responding to Client inquiries relating to the services performed by the Distributor or any Service Provider; (iv) responding to inquiries from Clients concerning their investment in Class C shares; (v) assisting Clients in changing dividend options, account designations and addresses; (vi) providing information periodically to Clients showing their position in Class C shares; (vii) forwarding shareholder communications from the Funds such as proxies, shareholder reports, annual reports, and dividend distribution and tax notices to Clients; (viii) processing purchase exchange and redemption requests from Clients and placing orders with the Funds or their service providers; (ix) providing sub-accounting with respect to Class C shares beneficially owned by Clients; and (x) processing dividend payments from the Funds on behalf of Clients. Class C shares are sold without an up-front sales charge but may be subject to a contingent-deferred sales charge (“CDSC”) if shares are sold within 12 months of purchase, as described in the Trust’s then-current registration statement, as amended from time to time (the “Registration Statement”).

2.        ELIGIBILITY OF PURCHASERS

Class C shares are offered primarily through authorized securities brokers and other financial intermediaries. Shares are also offered directly through the Funds’ transfer agent, MUFG Investor Services (US), LLC.

Class C shares held through a third party (e.g., a brokerage account) are typically subject to the following minimum initial investment amounts and minimum account balance requirements:

•	$1,000 for retirement accounts
•	$2,500 for all other accounts

Class C shares held directly at Guggenheim Investments (other than those that are managed by financial professionals) are subject to a minimum initial investment and account balance of $5,000. These minimum initial investment amounts may be modified or waived at the discretion of the Funds.

Class C shares held directly at Guggenheim Investments and managed by a financial professional are not subject to minimum initial investment and minimum account balance requirements.

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There are no minimum amount requirements for subsequent investments in Class C shares except for subsequent investments made through Automated Clearing House.

The investor eligibility requirements may be amended from time to time as reflected in the Registration Statement.

3.        EXCHANGE PRIVILEGES

Class C shares of each Fund may be exchanged for Class C shares of any other fund in the Guggenheim Investments family of funds, as identified in the Registration Statement, or for Money Market Class shares of the Rydex Series Funds U.S. Government Money Market Fund in accordance with the procedures disclosed in the Registration Statement, and subject to any applicable limitations resulting from the closing of Funds to new investors.

The Guggenheim Funds currently include all closed- and open-end funds (including all of their portfolios) advised by Security Investors, LLC (the “Advisor”), including each series of Rydex Series Funds and Rydex Dynamic Funds, and any funds that have an investment adviser or servicing agent that is an affiliated person of the Advisor.

4.        VOTING RIGHTS

Each Class C shareholder will have one vote for each full Class C share held and a fractional vote for each fractional Class C share held. Class C shareholders will have exclusive voting rights regarding any matter submitted to shareholders that relates solely to Class C shares (such as a distribution plan or service agreement relating to Class C shares), and will have separate voting rights on any other matter submitted to shareholders in which the interests of the Class C shareholders differ from the interests of holders of any other class.

5.        CONVERSION RIGHTS

From time to time, certain investors who purchase Class C shares of a Fund through a designated intermediary identified in the Registration Statement, may convert those Class C shares into Class A shares of equal aggregate value of the same Fund without incurring any sales charges subject to the conditions, if any, set forth in the Registration Statement.

Effective August 10, 2018, Class C shares of each Fund will automatically convert to Class A shares of the same Fund on or about the 10th day of the month following the 10-year anniversary date of the purchase of Class C shares. Such conversion will not be subject to any sales charge, fee or other charge. After the conversion is completed the shares will be subject to all features and expenses of Class A shares.

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Exhibit B

RYDEX DYNAMIC FUNDS

CERTIFICATE OF CLASS DESIGNATION

CLASS H SHARES

1.        CLASS-SPECIFIC DISTRIBUTION ARRANGEMENTS; OTHER EXPENSES.

Class H shares are sold without a sales charge but are subject to asset-based fees under a Distribution Plan (the “Class H Distribution Plan”) adopted pursuant to Rule 12b-1 of the Investment Company Act of 1940. Pursuant to the Class H Distribution Plan, the Trust, on behalf of each applicable Fund, will make monthly payments to Guggenheim Funds Distributors, LLC (the “Distributor”) for providing distribution services, at an annual rate of up to 0.25% of each Fund’s average daily net assets attributable to the Class H shares. The Distributor will use this fee to compensate service providers for providing distribution-related services, on-going account maintenance and other services to shareholders (including, when applicable, any underlying beneficial owners) including, but not limited to, answering routine customer inquiries concerning their investments.

2.        ELIGIBILITY OF PURCHASERS

Class H shares are offered directly through the Funds’ transfer agent, MUFG Investor Services (US), LLC, and also through authorized securities brokers and other financial intermediaries.

Class H shares held through a third party (e.g., a brokerage account) are typically subject to the following minimum initial investment amounts and minimum account balance requirements:

•	$1,000 for retirement accounts
•	$2,500 for all other accounts

Class H shares held directly at Guggenheim Investments (other than those that are managed by financial professionals) are subject to a minimum initial investment and account balance of $5,000 (including retirement accounts). These minimum initial amounts may be modified or waived at the discretion of the Funds.

Class H shares held directly at Guggenheim Investments and managed by a financial professional are not subject to minimum initial investment and minimum account balance requirements.

There are no minimum amounts for subsequent investments in Class H shares except for subsequent investments made through Automated Clearing House.

The investor eligibility requirements may be amended from time to time as reflected in the Trust’s then- current registration statement, as amended from time to time (the “Registration Statement”).

3.        EXCHANGE PRIVILEGES

Class H shares of each Fund may be exchanged for Class H shares of any other Rydex Series Fund or Rydex Dynamic Fund or for Money Market Class shares of the Rydex Series Funds U.S. Government Money Market Fund in accordance with the procedures disclosed in the Registration Statement, and subject to any applicable limitations resulting from the closing of Funds to new investors.

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4.        VOTING RIGHTS

Each Class H shareholder will have one vote for each full Class H share held and a fractional vote for each fractional Class H share held. Class H shareholders will have exclusive voting rights regarding any matter submitted to shareholders that relates solely to Class H shares (such as a distribution plan relating to Class H shares), and will have separate voting rights on any other matter submitted to shareholders in which the interests of the Class H shareholders differ from the interests of holders of any other class.

5.        CONVERSION RIGHTS

Class H shares do not have a conversion feature.

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Exhibit C

RYDEX DYNAMIC FUNDS

CERTIFICATE OF CLASS DESIGNATION

CLASS A SHARES

1.        CLASS-SPECIFIC DISTRIBUTION ARRANGEMENTS; OTHER EXPENSES.

Class A shares are subject to asset-based fees under a Distribution Plan (the “Class A Plan”) adopted by the Board of Trustees pursuant to Rule 12b-1 of the Investment Company Act of 1940. Pursuant to the Class A Plan, the Trust, on behalf of each applicable Fund, will make monthly payments to Guggenheim Funds Distributors, LLC (the “Distributor”) for providing distribution services at an annual rate of up to 0.25% of each Fund’s average daily net assets attributable to Class A shares. The Distributor will use this fee to compensate other firms (“Service Providers”) for providing distribution-related services, on-going account maintenance and other services to shareholders (including, when applicable, any underlying beneficial owners) including, but not limited to, answering routine customer inquiries concerning their investments. Class A shares are typically sold with a front-end sales charge, as described in more detail in the Trust’s then-current registration statement, as amended from time to time (the “Registration Statement”).

Class A shares of a Fund purchased through certain intermediaries specified in the Registration Statement will be eligible for certain front-end sales charge waivers, as described in the Registration Statement.

2.        ELIGIBILITY OF PURCHASERS

Class A shares are offered primarily through authorized securities brokers and other financial intermediaries. Class A shares are also offered directly through the Funds’ transfer agent, MUFG Investor Services (US), LLC.

Class A shares held through a third party (e.g., a brokerage account) are typically subject to the following minimum initial investment amounts and minimum account balance requirements:

•	$1,000 for retirement accounts
•	$2,500 for all other accounts

Class A shares held directly at Guggenheim Investments (other than those that are managed by financial professionals) are subject to a minimum initial investment and account balance of $5,000. These minimum initial amounts may be modified or waived at the discretion of the Funds.

Class A shares held directly at Guggenheim Investments and managed by a financial professional are not subject to minimum initial investment and minimum account balance requirements.

There are no minimum amount requirements for subsequent investments in Class A shares except for subsequent investments made through Automated Clearing House.

The investor eligibility requirements may be amended from time to time as reflected in the Registration Statement.

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3.        EXCHANGE PRIVILEGES

Class A shares of each Fund may be exchanged for Class A shares of any other fund in the Guggenheim Investments family of funds, as identified in the Registration Statement, or for Money Market Class shares of the Rydex Series Funds U.S. Government Money Market Fund in accordance with the procedures disclosed in the Registration Statement, and subject to any applicable limitations resulting from the closing of Funds to new investors.

The Guggenheim Funds currently include all closed- and open-end funds (including all of their portfolios) advised by Security Investors, LLC (the “Advisor”), including each series of Rydex Series Funds and Rydex Dynamic Funds, and any funds that have an investment adviser or servicing agent that is an affiliated person of the Advisor.

4.        VOTING RIGHTS

Each Class A shareholder will have one vote for each full Class A share held and a fractional vote for each fractional Class A share held. Class A shareholders will have exclusive voting rights regarding any matter submitted to shareholders that relates solely to Class A shares (such as a distribution plan relating to Class A shares), and will have separate voting rights on any other matter submitted to shareholders in which the interests of the Class A shareholders differ from the interests of holders of any other class.

5.        CONVERSION RIGHTS

Class A Shares do not have a conversion feature.

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Schedule A

RYDEX DYNAMIC FUNDS

Fund	Class A Shares	Class C Shares	Class H Shares
S&P 500® 2x Strategy Fund	X	X	X
Inverse S&P 500® 2x Strategy Fund	X	X	X
NASDAQ-100® 2x Strategy Fund	X	X	X
Inverse NASDAQ-100® 2x Strategy Fund	X	X	X
Dow 2x Strategy Fund	X	X	X
Inverse Dow 2x Strategy Fund	X	X	X
Russell 2000® 2x Strategy Fund	X	X	X
Inverse Russell 2000® 2x Strategy Fund	X	X	X